                                                                EXHIBIT 13(d)(5)

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 10-Q

              Quarterly Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

For the quarter ended March 31,1996            Commission file number 0-12047


                        UNITED OKLAHOMA BANKSHARES, INC.
                        --------------------------------
             (Exact name of registrant as specified in its charter)

                  Oklahoma                                             73-0969432
----------------------------------------------------   ----------------------------------------------------
     (State or other jurisdiction of                                (I.R.S. Employer
     incorporation or organization)                               Identification No.)

           4600 S.E. 29th Street
           Del City, Oklahoma                                             73115
           ------------------                          ----------------------------------------------------
  (Address of principal executive offices)                                Zip Code


    Registrant's telephone number, including area code (405) 677-8711

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by. section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                                        [X] Yes      No  [ ]



As of April 30, 1996, 2,532,237 shares of the registrant's common stock, par value $1.00 per share, were outstanding.

                         PART I. FINANCIAL INFORMATION

ITEM I.  Financial Statements

               UNITED OKLAHOMA BANKSHARES, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands except earnings per share)

                                                                                     THREE MONTHS ENDED
                                                                                          MARCH 31,
                                                                                ------------------------------

                                                                                1996                      1995
                                                                                         (Unaudited)
  Interest income:

      Interest and fees on loans  . . . . . . . . . . . .                       $1,172                      975

      Interest on federal funds sold  . . . . . . . . . .                           49                       49

      Interest on securities  . . . . . . . . . . . . . .                          403                      434
                                                                                -------------------------------
        Total interest income.  . . . . . . . . . . . . .                        1,624                    1,458

  Interest expense:

      Interest on deposits  . . . . . . . . . . . . . . .                          632                      609

      Interest on long-term debt  . . . . . . . . . . . .                          ---                      ---
                                                                                -------------------------------
        Total interest expense  . . . . . . . . . . . . .                          632                      609
                                                                                -------------------------------
        Net interest income   . . . . . . . . . . . . . .                          992                      849

  Provision for loan losses . . . . . . . . . . . . . . .                           84                       73
                                                                                -------------------------------
        Net interest income after provision for loan losses                        908                      776
                                                                                -------------------------------
  Non-interest expense:

      Service charges on deposits   . . . . . . . . . . .                          191                      188

      Other service charges and fees, net   . . . . . . .                           56                       44

      Security gains  . . . . . . . . . . . . . . . . . .                          ---                      ---
                                                                                -------------------------------
        Total non-interest income   . . . . . . . . . . .                          247                      232
                                                                                -------------------------------
  Non-interest expense:

      Salaries and employee benefits  . . . . . . . . . .                          555                      463

      Occupancy expense, net  . . . . . . . . . . . . . .                           57                       53

      Other real estate owned   . . . . . . . . . . . . .                            2                      ---
                                                                                -------------------------------
      Other   . . . . . . . . . . . . . . . . . . . . . .                          185                      282
                                                                                -------------------------------
        Total non-interest expense  . . . . . . . . . . .                          799                      798
                                                                                -------------------------------
        Income before income taxes  . . . . . . . . . . .                          356                      210
                                                                                -------------------------------
  Income tax expense  . . . . . . . . . . . . . . . . . .                           97                       41
                                                                                -------------------------------
        Net income  . . . . . . . . . . . . . . . . . . .
                                                                                -------------------------------
                                                                                   259                      169
                                                                                ===============================
  Earnings per share**  . . . . . . . . . . . . . . . . .                         0.06                     0.03
                                                                                ===============================
  Average outstanding common shares . . . . . . . . . . .                        2,532                    2,532
                                                                                ===============================

** Earnings per share is calculated on year-to-date net income less the unpaid year-to-date preferred stock dividends. Preferred stock dividends accrue at $98,000 per quarter. See the Consolidated Balance Sheet, Stockholder Equity section for the number of authorized shares outstanding and total cumulated unpaid dividends.

               UNITED OKLAHOMA BANKSHARES, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                                  (Unaudited)

                                                                            MARCH 31,               DECEMBER 31,
                                                                              1996                      1995
                                                                              ----                      ----
                                                                                      (In thousands)
   ASSETS

   Cash and due from banks . . . . . . . . . . . . . . . .                       $2,616                   2,440

   Federal funds sold  . . . . . . . . . . . . . . . . . .                        2,530                     ---

   Investment securities . . . . . . . . . . . . . . . . .                       28,550

   Loans . . . . . . . . . . . . . . . . . . . . . . . . .                       48,482                  41,974

       Unearned discounts  . . . . . . . . . . . . . . . .                           (1)                    (14)

       Allowance for loan losses   . . . . . . . . . . . .                         (593)                   (559)
                                                                            -----------------------------------
            Loans, net . . . . . . . . . . . . . . . . . .                       47,888                  41,401

   Property and equipment, net . . . . . . . . . . . . . .                        3,828                   4,051

   Other real estate . . . . . . . . . . . . . . . . . . .                          114                     180

   Accrued interest receivable . . . . . . . . . . . . . .                          612                     612

   Accounts receivable   . . . . . . . . . . . . . . . . .                           74                      90

   Other assets  . . . . . . . . . . . . . . . . . . . . .                          210                     358
                                                                            -----------------------------------
                                                                                $86,422                  79,720
                                                                            ===================================
   LIABILITIES AND STOCKHOLDERS' EQUITY

   Deposits:

       Interest bearing  . . . . . . . . . . . . . . . . .                      $58,818                  56,178

       Non-interest bearing  . . . . . . . . . . . . . . .                       17,838                  13,469
                                                                            ===================================
            Total deposits                                                       76,656                  69,647
                                                                            ===================================
   Securities sold under repurchase agreement  . . . . . .                          ---                   1,500

   Deferred taxes  . . . . . . . . . . . . . . . . . . . .                        1,295                   1,199

   Other liabilities . . . . . . . . . . . . . . . . . . .                          493                     425
                                                                            ===================================
            Total liabilities  . . . . . . . . . . . . . .                       78,444                  72,771
                                                                            ===================================
   Commitments and contingencies . . . . . . . . . . . . .                          ---                     ---

   Stockholders' equity:

       Preferred stock, 9% cumulative, nonvoting $30 par
         value, redeemable at the Company's option at par
         plus cumulative unpaid dividends.  Cumulative
         unpaid preferred dividends amount to $4,116,430 or
         $28.35 per share at March 31, 1996.  Authorized
         150,000 shares; issued and outstanding 145,199
         shares in 1996 and 1995   . . . . . . . . . . . .                        4,356                   4,356

       Class B preferred stock, $1 par value.  Authorized                           ---                     ---
         50,000 shares; none issued or outstanding   . . .

       Common stock, $1 par value.  Authorized 10,000,000
         shares; issued 2,805,385 in 1996 and 1995   . . .

                                                                                  2,805                   2,805

       Additional paid-in capital  . . . . . . . . . . . .                        7,358                   7,358

       Accumulated deficit   . . . . . . . . . . . . . . .                       (5,281)                 (6,315)

       Net unrealized holding loss on investment securities

         available for sale, net of deferred taxes   . . .                         (163)                   (158)
                                                                            -----------------------------------
                                                                                  9,075                   8,046

       Less cost of common stock held in treasury (273,148                       (1,097)                 (1,097)

         shares in 1996 and 1995)  . . . . . . . . . . . .
                                                                            -----------------------------------
            Net stockholders' equity . . . . . . . . . . .                        7,978                   6,949
                                                                            -----------------------------------
                                                                                $86,422                  79,720
                                                                            ===================================



              UNITED OKLAHOMA BANKSHARES, INC. AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                 (Unaudited)

                                                                              MARCH 31,              DECEMBER 31,
                                                                               1996                      1995
                                                                               ----                      ----
                                                                                      (In thousands)
   Preferred stock:
       Balance at beginning and end of year  . . . . . . .                       $4,356                    4,356
                                                                             -----------------------------------
   Common stock:
       Balance at beginning and end of year  . . . . . . .                        2,805                    2,805
                                                                             -----------------------------------
   Additional paid-in capital:
       Balance at beginning and end of year  . . . . . . .                        7,358                    7,358
                                                                             -----------------------------------
   Accumulated deficit:
       Balance at beginning of year  . . . . . . . . . . .                       (5,540)                  (6,315)
       Net income  . . . . . . . . . . . . . . . . . . . .                          259                      775
                                                                             -----------------------------------
       Balance at end of year  . . . . . . . . . . . . . .                       (5,281)                  (5,540)
                                                                             -----------------------------------
   Net unrealized holding gain (loss) on investment
       securities available for sale:

       Balance at beginning of year  . . . . . . . . . . .                          (59)                    (158)
       Implementation of change in accounting for investment                        ---                      ---
            securities, net of deferred taxes  . . . . . .
       Change in net unrealized holding gain (loss) on                             (104)                      99
            investment securities available for sale, net of
            deferred taxes . . . . . . . . . . . . . . . .
                                                                             -----------------------------------
       Balance at end of year  . . . . . . . . . . . . . .                         (163)                     (59)

   Treasury stock:

       Balance at beginning and end of year  . . . . . . .                       (1,097)                  (1,097)
       Purchase stock  . . . . . . . . . . . . . . . . . .                          ---                      ---
                                                                             -----------------------------------
       Balance at end of year  . . . . . . . . . . . . . .                       (1,097)                  (1,097)

        Net stockholders' equity . . . . . . . . . . .                           $7,978                    7,823
                                                                             ===================================



               UNITED OKLAHOMA BANKSHARES, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (Unaudited)

                                                                                      THREE MONTHS ENDED
                                                                                            MARCH 31
                                                                                 1996                      1995
                                                                                 ------------------------------
                                                                                          (In thousands)
   Cash flows from operating activities:

       Net Income (loss)   . . . . . . . . . . . . . . . .                         $259                      169

       Adjustments to reconcile net income to net cash
         provided by operating activities:
            Depreciation . . . . . . . . . . . . . . . . .                          106                      102
            Provision for loan losses  . . . . . . . . . .                           84                       73
            Provision for market decline-other real estate                            2                      ---
            Amortization of intangibles  . . . . . . . . .                          ---                       37
            Amortization of premium, accretion of discounts,
               net . . . . . . . . . . . . . . . . . . . .                           22                       19
            Gain on sale of securities . . . . . . . . . .                          ---                      ---
            Decrease in interest payable . . . . . . . . .                         (178)                      46
            (Increase) decrease in interest receivable . .                          (23)                      68
            (Increase) decrease in other assets  . . . . .                          (84)                      34
            Increase (decrease) in deferred income taxes .                           86                       12
            Increase (decrease) in other liabilities   . .                         (196)                     (48)
                                                                             -----------------------------------
               Total adjustments . . . . . . . . . . . . .                         (181)                     343
                                                                             -----------------------------------
   Net cash provided by operating activities . . . . . . .                           78                      512
                                                                             -----------------------------------
   Cash flows from  investing activities:

       Proceeds from principal payments on mortgage backed                          294                      368
            securities . . . . . . . . . . . . . . . . . .
       Net (increase) decrease in loans  . . . . . . . . .                       (4,338)                   2,265
       Capital expenditures  . . . . . . . . . . . . . . .                         (158)                     (36)
                                                                             -----------------------------------
   Net cash used in investing activities . . . . . . . . .                       (4,202)                   2,597
                                                                             -----------------------------------
   Cash flows from financing activities:

       Net increase in interest bearing and non-interest                            386                    3,441
       bearing demand deposits, savings and certificates of
       deposit   . . . . . . . . . . . . . . . . . . . . .
       Repayment of short-term debt  . . . . . . . . . . .                            -                   (1,500)
                                                                             ==================-----------------
   Net cash provided by financing activities . . . . . . .                          386                    1,941
                                                                             ==================-----------------
   Net increase in cash and cash equivalents . . . . . . .                       (3,738)                   5,050
                                                                             ==================-----------------
   Cash and cash equivalents at beginning of period  . . .                        8,884                    2,440
                                                                             ==================
   . . . . . . . . . . . . . . . . . . . . . . . . . . . .                        5,146                    7,490
                                                                             ===================================

   Supplemental disclosure of noncash investing activities:

   Net unrealized holding loss on investment securities                            (163)                     (59)
     available for sale, net of deferred tax

              UNITED OKLAHOMA BANKSHARES, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED QUARTERLY FINANCIAL INFORMATION
                                 (UNAUDITED)

1.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
The accounting and reporting policies of United Oklahoma Bankshares, Inc. (the "Company") and its subsidiaries conform to generally accepted accounting principles and practices within the banking industry. The following represent the more significant of those policies and practices.

         Principles of Consolidation and Basis of Presentation

The consolidated financial statements include the accounts of the Company and its subsidiaries, all wholly owned, after elimination of all significant intercompany accounts and transactions.

         SECURITIES

The Company adopted the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (Statement 115), AT January 1, 1994. Under Statement 115, the Company classified its debt and marketable equity securities in one of three categories: trading, available for sale, or held to maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. No investment securities within the portfolio are considered trading. Held to maturity securities are those securities for which the Company has the ability and intent to hold until maturity. All other securities not included in held to maturity are classified as available for sale.

ITEM 2.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                        CONDITION AND OPERATING RESULTS

Results of Operations-Quarter Ended March 31, 1996

The following discussion and analysis is designed to provide a better understanding of the significant factors related to the Company's results of operations, financial condition, liquidity and capital resources (including its subsidiary bank, United Bank (LIB) and its non-bank subsidiaries). Management is unaware of any trends, events or uncertainties that will have or that are reasonably likely to have a material effect on the Company's operations.

OVERVIEW

Net income for the first quarter of 1996 was approximately $259,000, compared to $169,000 for the first quarter of 1995. The before tax income for the first quarter of 1996 was $356,000 compared to $210,000 for the first quarter of 1995. Earnings per share reflected income of $0.06 at March 31, 1996 compared to income of $0.03 per share at March 31, 1995. Earnings per share is calculated on year-to date net income less the unpaid year-to date preferred stock dividends. Unpaid preferred stock dividends accrue AT $98,000 per quarter.

NET INTEREST INCOME

Net interest income was $992,000 for the three months ended March 31, 1996 compared to $849,000 for the same period in 1995, representing an increase of $143,000 or 17%. The volume of average earning assets increased $2,981,000 while average interest bearing liabilities decreased $440,000 between March 31, 1995 and 1996. The yield on average earning assets increased 35 basis points from March 31, 1995 to March 31, 1996 while the rate paid on average interest bearing liabilities increased 20 basis points during the same time period resulting in an increase in the spread between the yield on earning assets and rate paid on interest bearing liabilities of 15 basis points.

ALLOWANCE FOR LOAN LOSSES

The allowance for loan losses was approximately $593,000 at March 31, 1996 compared to $538,000 at December 31, 1995 and $601,000 AT March 31, 1995. As a percentage of loans, the allowance for loan losses was 1.24%, 1.23% and 1.51% at March 31, 1996, December 31, 1995 and March 31, 1995 respectively.

SECURITIES

The Company has designated securities as "Held to maturity" or "Available for sale". A comparison of recorded value and market value of securities is as follows (in thousands):

                                                                               MARCH 31, 1996
                                                      ------------------------------------------------------------------
                                                                                                           ESTIMATED
    Held to maturity:                                      AMORTIZED      UNREALIZED      UNREALIZED        MARKET
                                                             COST           GAINS           LOSSES           VALUE
    State & municipals  . . . . . . . . . . . . . .         $    789               22            (1)            810
    Total "Held to maturity" securities . . . . . .              789               22            (1)            810
                                                      ==================================================================
    Available for sale:
    U.S. Treasury securities  . . . . . . . . . . .        $   2,094                6            (3)          2,097
    Mortgage-backed securities  . . . . . . . . . .           16,869               44          (239)         16,674
    State & municipals  . . . . . . . . . . . . . .            9,070               26          (106)          8,990
                                                      ------------------------------------------------------------------
    Total "Available for sale" securities . . . . .       $   28,033               76          (348)         27,761
                                                      ==================================================================

NON-PERFORMING ASSETS

Non-performing assets, including other real estate, totalled $231,000 at March 31, 1996, a decrease of $16,000 from December 31, 1995.

The following table sets forth such loans and other real estate at the dates indicated:

                                                                          MARCH 31,       DECEMBER 31,      MARCH 31,
                                                                            1996             1995             1995
                                                                    ------------------------------------------------------
                                                                                 (Dollars in thousands)
    Non-accrual loans . . . . . . . . . . . . . . . . . . . .            $    117               184             188
                                                                    ------------------------------------------------------
    Loans contractually past due 90 days or more  . . . . . .                   -                 -              10
                                                                    ------------------------------------------------------
        Total non-performing loans  . . . . . . . . . . . . .                 117               184             198
                                                                    ------------------------------------------------------
    Other real estate . . . . . . . . . . . . . . . . . . . .                 114                63             180
                                                                    ------------------------------------------------------
        Total non-performing assets   . . . . . . . . . . . .                 231               247             378
                                                                    ======================================================
    Non-performing loans to total loans . . . . . . . . . . .               0.24%             0.42%           0.95%

CAPITAL AND LIQUIDITY

The Company's primary capital totalled $8,571,000 and $8,361,000 at March 31, 1996 and December 31, 1995, respectively. Equity capital totalled $7,928,000 and $7,823,000 at March 31, 1996 and December 31, 1995, respectively. The Company's ratio of primary capital and equity capital to assets are as follows:

                                                              MARCH 31, 1996       DECEMBER 31, 1995
                                                              --------------       -----------------
            Company's primary capital to assets ratio               9.94%              10.13%
            Company's equity capital to assets ratio                9.32                9.54

UB's primary capital totalled $8,521,000 and $8,308,000 at March 31, 1996 and December 31, 1995 respectively. Equity capital totalled $7,928,000 and $7,770,000 at March 31, 1996 and December 31, 1995 respectively. UB's ratio of primary capital and equity capital to assets are as follows:

                                                              MARCH 31, 1996       DECEMBER 31, 1995
                                                              --------------       -----------------
            UB's primary capital to assets ratio                    9.89%             10.07%
            UB's equity capital to assets ratio                     9.26              9.48

UB is subject to certain regulatory capital regulations which require the maintenance of certain levels of capital as a percentage of risk-adjusted assets. These regulations define capital as either core capital (Tier 1) or
 .supplementary capital (Tier 2). Core capital consists primarily of common shareholders' equity, while supplementary capital is comprised of preferred stock, certain debt instruments, and a portion of the allowance for loan losses. At December 31, 1995, the required core capital was 4.00% and total risk-based capital was 8.00%. UB's core and total risk-based capital exceed regulatory guidelines at March 31, 1996 and December 31, 1995 respectively, and are as follows:

                                                             MARCH 31, 1996      DECEMBER 31, 1995
                                                             --------------      -----------------
            Tier I capital (core)                                   13.6              14.29%
            Tier 2 capital (total risk-based)                       14.7              15.28

ACCOUNTING STANDARDS ADOPTED

The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-lived assets and for long-lived assets to be disposed of." The Company adopted this statement in January 1, 1996. The impact of this statement does not have a material effect on the Company's consolidated financial statements.

                          PART II. OTHER INFORMATION

ITEM 1.  LEGAL PROCEEDINGS

The Company and its subsidiaries are not defendants in any legal proceedings.

ITEM 2.  CHANGES IN SECURITIES

         None

ITEM 3.  DEFAULTS UPON SENIOR SECURITIES

         None

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITIES HOLDERS

         None

ITEM 5.  OTHER INFORMATION

         None

ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K

         a.      Exhibits:

                 None

         b.      None

                                  SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        UNITED OKLAHOMA BANKSHARES, .INC.
                                        Registrant
DATE:
     ---------------------------        ---------------------------------------
                                        GEORGE N. COOK, JR.
                                        Chairman of the Board

                                        --------------------------------------
                                        JUNE A. O'STEEN
                                        Principal Accountant